UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement

On March 10, 2006, The Dow Chemical Company (the "Company") determined that William F. Banholzer, Corporate Vice President and Chief Technology Officer of the Company, is a "named executive officer" (as defined in Item 402(a)(3) of Regulation S-K) for the fiscal year ended December 31, 2005. As a result, the employment agreement between the Company and Mr. Banholzer, dated June 28, 2005, is filed as an exhibit hereto. A brief description of the terms and conditions of the employment agreement is as follows:

The Company entered into the employment agreement on June 28, 2005 in the form approved by the Compensation Committee. The agreement provided an initial base salary of $520,000 per year, and Mr. Banholzer is eligible to participate in Dow's annual variable pay program. Awards under this program are linked to a combination of Company performance and individual/team performance against business and functional goals, with a possible award range of 0 to 200% of the employee's target award. Mr. Banholzer's target award under the program is 70% of his year-end annualized base salary.

Mr. Banholzer is also eligible to participate in the Long-Term Incentive Program. For calendar year 2005, his award consisted of: 8,250 ten-year market-priced non-qualified stock options with a price of $47; 3,500 performance shares; and 2,500 shares of deferred stock vesting in 2010. These grants are subject to the terms and conditions of The Dow Chemical Company 1988 Award and Option Plan and to the terms of the individual award agreements pursuant to that plan. For calendar year 2006, Mr. Banholzer will be granted one or more stock awards with a minimum Black-Scholes value of $1,000,000.

To mitigate Mr. Banholzer's loss of incentive-based compensation and future pension amounts from his previous employer, he is eligible to receive the following: (i) a one-time bonus of $500,000 (less applicable taxes) payable upon his hire date; (ii) a one-time bonus of $500,000 (less applicable taxes) payable 30 days from his hire date; (iii) 55,000 ten-year market-priced non-qualified stock options with a price of $47; (iv) Company contributions totaling $1,350,000 to a deferred cash account within The Dow Chemical Company Elective Deferral Plan; and (v) 85,000 shares of deferred stock to be delivered on the sixtieth day following the third anniversary of his hire date. Mr. Banholzer will receive payments (less applicable taxes) equal to any Dow stock dividends that are declared between the grant date of the deferred stock and the time the stock is delivered.

Mr. Banholzer is eligible for employee benefits received by other U.S.-based salaried employees, transferee relocation benefits, as well as Dow's Executive Benefits such as financial planning support and medical examinations. Effective upon his hire, Mr. Banholzer became a participant in the Dow Employees' Pension Plan, and following one year of service, he will be eligible to participate in the Dow Executive Supplemental Retirement Plan with recognition of his service with his immediate predecessor employer.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as a part of this report:

Exhibit No. 99

Employment agreement dated June 28, 2005 between William F. Banholzer and The Dow Chemical Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 16, 2006

THE DOW CHEMICAL COMPANY

By: /S/ FRANK H. BROD

Name: Frank H. Brod

Title: Corporate Vice President

and Controller

EXHIBIT INDEX

EXHIBIT NO. 99 DESCRIPTION

Employment agreement

dated June 28, 2005